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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SHERWOOD BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SHERWOOD BRANDS, INC.
1803 Research Boulevard, Suite 201
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on January 9, 2004

Dear Shareholder:

        You are invited to attend our Annual Meeting of Shareholders, which will be held at 10:00 a.m., local time, on Friday, January 9, 2004, at the Best Western Hotel at 1251 West Montgomery Avenue, Rockville, Maryland, for the following purposes:

  (1)
  To elect five members to our board of directors to hold office until our 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

  (2)
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        The board of directors has fixed the close of business on November 19, 2003 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors
Uziel Frydman Chairman of the Board

Rockville, Maryland
November 21, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

2003 ANNUAL MEETING OF SHAREHOLDERS
OF
SHERWOOD BRANDS, INC.

PROXY STATEMENT

        The board of directors of Sherwood Brands, Inc., a North Carolina corporation, is furnishing this proxy statement in connection with the solicitation of proxies from the holders of our Class A and Class B Common Stock, each with a par value of $.01 per share, for use at our 2003 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Friday, January 9, 2004, at the Best Western Hotel at 1251 West Montgomery Avenue, Rockville, Maryland, or at any adjournment(s) or postponements(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

        You should review the information provided in this proxy statement in conjunction with our 2003 Annual Report to Shareholders, which accompanies this proxy statement. Our principal executive offices are located at 1803 Research Boulevard, Suite 201, Rockville, Maryland 20850 and our telephone number is (301) 309-6161.

INFORMATION CONCERNING PROXY

        Our board of directors is soliciting the enclosed proxy. By giving this proxy, you are not precluded from voting in person should you so desire. You have an unconditional right to revoke your proxy at any time prior to the exercise thereof, either in person at the annual meeting or by filing with our Corporate Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until we receive written notice of the revocation at or prior to the annual meeting.

        We shall bear the cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. These employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may also reimburse these persons for their expenses in so doing.

        We know of no other matters to be presented for action at the meeting other than as mentioned herein. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their sole discretion.

        We are first mailing this proxy statement and the enclosed form of proxy on or about November 21, 2003. A copy of our annual report for the fiscal year ended July 31, 2003, which has included therein our audited consolidated financial statements for the fiscal years ended July 31, 2003, 2002 and 2001, is being mailed to our shareholders together with this proxy statement. The annual report is not, however, incorporated into this proxy statement nor is it to be deemed a part of the proxy soliciting material.

PURPOSES OF THE MEETING

        At the annual meeting, you will be asked to consider and vote upon the following matters:

  (1)
  The election of five members to our board of directors to serve until our 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

  (2)
  The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

        Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.

Outstanding Voting Securities and Voting Rights

        The board of directors has set the close of business on November 19, 2003 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 3,003,475 shares of our Class A Common Stock outstanding and 1,000,000 shares of our Class B Common Stock outstanding. Each share of our Class A Common Stock entitles its holder to one vote, and each share of our Class B Common Stock entitles its holder to seven votes. By virtue of his holding 400,000 shares of our Class A Common Stock and 1,000,000 shares of our Class B Common Stock, Mr. Uziel Frydman, our Chairman, President and Chief Executive Officer, maintains 74.0% of the voting control of Sherwood Brands. Only the holders of issued and outstanding shares of common stock as of the record date are entitled to vote at the annual meeting. You do not have the right to cumulate your votes.

        The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by our articles of incorporation or bylaws. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

        Prior to the annual meeting, we will select one or more inspectors of election for the meeting. The inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting, but will not be counted as votes cast for or against any given matter.

        A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the annual meeting. Any such shares which are not represented at the annual meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the annual meeting.

        Our Class A common stock is listed on the American Stock Exchange under the symbol "SHD".

SECURITY OWNERSHIP

        The following table sets forth certain information as of November 19, 2003 concerning the beneficial ownership of any class of our common stock by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,

  •
  each director,

  •
  each director nominee,

  •
  each of our executive officers, and

  •
  all executive officers and directors as a group.

        Unless otherwise indicated, the address for each named person is c/o Sherwood Brands, Inc., 1803 Research Boulevard, Suite 201, Rockville, Maryland 20850.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent of Shares
Class A Common Stock:
Uziel Frydman	617,984	(2)	19.2%
Amir Frydman	586,918	(3)	18.3%
Douglas A. Cummins	28,250	(4)	*
Guy M. Blynn	10,750	(5)	*
Kenneth J. Lapiejko	0		*
Christopher J. Willi	22,500	(6)	*
Anat Schwartz	546,800	(7)	17.2%
Class B Common Stock:
Uziel Frydman	1,000,000	(8)	100.0%
All executive officers and directors as a group (6 persons)	2,266,402		50.5%

*
Less than 1%

(1)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock they beneficially own. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the record date upon the exercise of options, warrants or convertible securities. Unless otherwise indicated, all shares are Class A Common Stock.

(2)
Includes 217,984 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(3)
Includes 211,906 shares of Class A Common Stock issuable upon exercise of presently exercisable options and 12 shares of Class A Common Stock owned by Mr. Frydman's children.

(4)
Includes 21,250 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(5)
Includes 8,250 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(6)
Includes 22,500 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(7)
Includes 171,788 shares of Class A Common Stock issuable upon exercise of presently exercisable options and 12 shares of Class A Common Stock owned by Ms. Schwartz's children. Ms. Schwartz is the daughter of Mr. Uziel Frydman.

(8)
Each share of our Class B Common Stock entitles its holder to seven votes. By virtue of his holding 400,000 shares of our Class A Common Stock and 1,000,000 shares of our Class B Common Stock, Mr. Uziel Frydman, our Chairman, President and Chief Executive Officer, maintains 74.0% of the voting control on all matters to be considered at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

        We have nominated five persons for election as directors to serve until the next annual meeting of shareholders and until the director's successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, the proxy will be voted for a substitute nominee chosen by our board of directors, or the number of directors to be elected may be reduced in accordance with our bylaws.

        The following table sets forth certain information as to the persons nominated for election as directors at the annual meeting.

Name	Age	Position
Uziel Frydman	67	Chairman of the Board, President and Chief Executive Officer
Amir Frydman	41	Director, Treasurer and Executive Vice President—Marketing and Product Development
Guy M. Blynn	58	Director
Douglas A. Cummins	61	Director
Kenneth J. Lapiejko	55	Director

        Uziel Frydman has been the President and Chief Executive Officer of the Company and each of its subsidiaries since inception. Mr. Frydman has served as the Chairman of the board of directors of the Company since December 1997. Mr. Frydman served as Director of Marketing and Planning Sciences at R.J. Reynolds Tobacco Company from 1977 to 1980, and prior to that, as Manager, Planning and Operations Improvement at Lever Brothers Company from 1971 to 1977. He also served as Projects Manager at Sperry & Hutchinson Company and as an independent consultant to local governments in Turkey, Burma and Sierra Leone from 1962 to 1965. Mr. Frydman was an adjunct professor at the Graduate School of Business at Rutgers University from 1970 to 1975. Mr. Frydman earned a Masters of Business Administration, Management Science degree from Case Western Reserve University in 1968 and a Bachelor of Science degree in Civil Engineering from Technion Institute of Technology, Haifa, Israel in 1960. Mr. Frydman is the father of Anat Schwartz and Amir Frydman.

        Amir Frydman has been a director of the Company and has served as Treasurer and Executive Vice President—Marketing and Product Development since 1985. Prior to joining the Company, Mr. Frydman was Commercial Branch Manager at NCNB National Bank of Florida, from 1984 to 1985. Mr. Frydman earned a Bachelor of Arts degree from the University of North Carolina in 1983. Mr. Frydman is the son of Uziel Frydman.

        Guy M. Blynn has served as Vice President, Deputy General Counsel and Secretary of R.J. Reynolds Tobacco Company, a manufacturer and distributor of cigarettes, since October 1989. From 1982 to 1990, Mr. Blynn was a member of the board of directors of the International Trademark

Association. From 1980 to 1993, Mr. Blynn was a member of the Adjunct Faculty at Wake Forest University School of Law teaching Unfair Trade Practices. Mr. Blynn currently sits on the board of directors of the Winston-Salem Urban League and the Anti-Defamation League. Mr. Blynn earned a Juris Doctorate degree from Harvard Law School in 1970 and a Bachelor of Science degree in economics with a major in accounting from University of Pennsylvania in 1967.

        Douglas A. Cummins has been a director of the Company since December 1997. In 1996, Mr. Cummins served as President and Chief Executive Officer of the Liggett Group, a manufacturer and distributor of cigarettes. From 1993 to 1996, Mr. Cummins served as President and Chief Executive Officer of North Atlantic Trading Co, a cigarette paper manufacturer and distributor. From 1990 to 1993, Mr. Cummins served as the President and Chief Executive Officer of Decision Marketing, an advertising and consulting firm. From 1984 to 1990, Mr. Cummins served as the President and Chief Operating Officer of Salem Carpet Mills, a carpet manufacturer, and from 1981 to 1984, served as President of Stellar Group, a consulting firm. From 1973 to 1981, Mr. Cummins was Director of Marketing—International and Vice President—Foods Marketing at R.J. Reynolds Industries. Mr. Cummins currently sits on the board of directors of Carolina Biological Supply Company, Smokey Mountain Products, Inc. and the Fort Ticonderoga Association. Mr. Cummins earned a Masters of Business Administration degree from Columbia University in 1966 and a Bachelor of Arts degree from Harvard University in 1964.

        Kenneth J. Lapiejko has been a director of the Company since January 2002. Mr. Lapiejko served as Executive Vice President and Chief Financial Officer for R.J. Reynolds Tobacco Holdings, Inc. from June 1999 to July 2002. From June 1995 to May 1999, Mr. Lapiejko served as Senior Vice President and Chief Financial Officer of Reynolds Tobacco Company, which was an operating unit of RJR/Nabisco. Prior to 1995, Mr. Lapiejko served in various financial roles with various companies. Mr. Lapiejko earned a bachelor's degree in business from Fairleigh Dickinson University. Mr. Lapiejko completed the Young Executive Institute Program of the University of North Carolina at Chapel Hill. Mr. Lapiejko served on the board of directors of Targacept, Inc. and in July 2002 resigned from his position.

        The term of office of each director ends at the next annual meeting of shareholders or when his or her successor is elected and qualified. Our officers serve at the discretion of the board of directors, subject to the terms of any employment agreements.

        As of August 1, 2003, each of our non-employee directors receives $2,000 for attendance at each board of directors meeting ($500 if such meeting is attended telephonically) and $1,000 for attendance at each board of directors committee meeting and is reimbursed for travel expenses incurred to attend such meetings. Each of our non-employee directors received retainer fees of $7,500 for the fiscal year ended July 31, 2003.

        During the fiscal year ended July 31, 2003, the board of directors held four meetings. No director attended fewer than 75% of the meetings of the board of directors or any committee thereof during the period of such director's service.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS COMMITTEES

        Our board of directors has a standing Audit Committee, Compensation Committee and Corporate Governance Committee. Our Corporate Governance Committee performs the functions of a nominating or similar committee.

Audit Committee

        The Audit Committee is responsible for selecting and retaining our independent auditors and reviewing and making recommendations regarding the annual audit of our financial statements and our internal accounting practices and policies. For the fiscal year ended July 31, 2003, the members of the Audit Committee were Messrs. Douglas A. Cummins and Kenneth J. Lapiejko. A copy of the Audit Committee's amended and restated charter is attached as an appendix to this proxy statement. The board of directors has determined that all members of the Audit Committee are independent as defined by Section 121(A) of the American Stock Exchange Company Guide and that the Audit Committee has at least one financial expert, Mr. Lapiejko. The Audit Committee held four meetings during the fiscal year ended July 31, 2003 at which representatives of our independent auditors, BDO Seidman LLP were present.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        In accordance with its amended and restated charter adopted by the board of directors (attached as an appendix to this proxy statement), the Audit Committee assists the board of directors in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended July 31, 2003, the Committee met four times, including meetings to review with management and the independent auditor the Securities and Exchange Commission Form 10-K for the fiscal year ending July 31, 2003. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks. The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committee." The Committee reviewed with the independent auditors and management the confirmation of auditors independence in accordance with Independence Standards Board Standard No. 1 and the audited financial statements of the Company for the fiscal year ended July 31, 2003. Management has the responsibility for the preparation and content of those statements. Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the board of directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 31, 2003 for filing with the Securities and Exchange Commission. Finally, the Audit Committee has considered whether the provision by the independent auditors of non-audit services to the Company is compatible with maintaining the auditors' independence.

Submitted by the Audit Committee of the Board of Directors

  Douglas A. Cummins
  Kenneth J. Lapiejko

INDEPENDENT PUBLIC ACCOUNTANTS

        Our Audit Committee has selected BDP Seidman LLP to act as auditors for the company during the year ending July 31, 2004. Representatives of BDO Seidman LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire and to be available to respond to appropriate questions.

  Audit Fees

        We were billed $115,111, in aggregate, by BDO Seidman LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended July 31, 2003 and the reviews of the financial statements included in our filings on Forms 10-Q for that fiscal year.

  Financial Information Systems Design and Implementation Fees

        BDO Seidman LLP did not provide any services related to financial information systems design and implementation during the fiscal year ended July 31, 2003.

  All Other Fees

        We were billed $33, 798 by BDO Seidman LLP for other professional services, other than the audit and review services described above, for the fiscal year ended July 31, 2003. In connection with the standards for independence of a company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered and determined that the provision of these services is compatible with maintaining the independence of BDO Seidman LLP.

MANAGEMENT

Executive Officers and Key Employees

        Our executive officers, as well as certain key employees, and their ages as of October 31, 2003, are as follows:

Name	Age	Position
Uziel Frydman(1)	67	Chairman of the Board, President and Chief Executive Officer
Amir Frydman(1)	41	Director, Treasurer and Executive Vice President—Marketing and Product Development
Paul J. Splitek(2)	54	Vice President—Sales
Christopher J. Willi	43	Chief Financial Officer and Secretary
Arthur Woldarski(2)	47	Vice President—Purchasing

(1)
Reference is made to the description of the business experience of Messrs. Uziel Frydman and Amir Frydman, who are also director nominees, set forth above under "Election of Directors."

(2)
Messrs. Splitek and Woldarski are key employees, but not executive officers of the company.

        Paul J. Splitek has been Vice President of Sales of the Company since September 1999. Mr. Splitek has over 28 years of sales, marketing and manufacturing experience. From 1996 until being hired by the Company, Mr. Splitek was Vice President and General Sales Manager of E. Rosen, a manufacturer of hard candy, jelly beans and lollipops and assembled a variety of holiday gift items including gift baskets, that was acquired by Sherwood Brands on September 24, 1998. Prior to joining E. Rosen, from 1991 to 1996, Mr. Splitek was Vice President and General Manager of Mille Lacs MP Company, a wholesale division of The Wisconsin Cheeseman Inc. ("TWC"), and prior to that, Operations Manager of TWC.

        Christopher J. Willi has been Chief Financial Officer since May 2001. Mr. Willi has over 22 years of financial and operational experience. Prior to joining Sherwood Brands, he was Chief Financial Officer of CynterCorp, a global IT service business. From 1992 to 1998, Mr. Willi was Corporate Controller of PGI, Inc., a global communication services company. From 1989 to 1992, Mr. Willi was Director of Finance for National Trade Productions, Inc. and an Asset Manager with a unit of Canadian Pacific Corporation. From 1983 to 1986, he worked in the audit and consulting practice of Arthur Andersen & Co. Mr. Willi earned his Juris Doctorate degree from Southern Methodist University Law School and his Bachelor of Science in accounting and finance from the University of Utah.

        Arthur Woldarski has been Vice President of Purchasing of the Company since April 2000. Mr. Woldarski has over 20 years of purchasing experience. From 1985 until he joined Sherwood Brands, Mr. Woldarski was Vice President of Purchasing of Houston Foods, a leading gift basket packer, responsible for the international purchasing of components and food items.

EXECUTIVE COMPENSATION

Compensation Committee

        The Compensation Committee, composed of Messrs. Douglas Cummins, Guy Blynn and Kenneth J. Lapiejko, is responsible for making recommendations to the board of directors regarding compensation arrangements for senior management, adoption of any compensation plans in which management is eligible to participate and grants of stock options or other benefits under the plans. The Compensation Committee met three times during the fiscal year ended July 31, 2003.

Summary Compensation Table

        The following table presents information concerning compensation for our chief executive officer and our other executive officers and key employees whose total salary and bonus in our fiscal year ended July 31, 2003 exceeded $100,000 for services in all capacities during the fiscal years indicated.

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year					Securities Underlying Options (#)
		Salary		Bonus
Uziel Frydman, Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$ $ $	473,900 451,333 421,807	$ $ $	— — 14,090	— 15,000 15,000
Amir Frydman, Executive Vice President—Marketing and Product Development	2003 2002 2001	$ $ $	408,607 389,149 363,691	$ $ $	— — 98,371	— 15,000 131,906
Paul Splitek, Vice President—Sales(1)	2003 2002 2001	$ $ $	190,000 180,000 150,000	$ $ $	— — 16,881	— 7,500 15,000
Christopher J. Willi, Chief Financial Officer and Secretary(2)	2003 2002 2001	$ $ $	190,000 165,000 37,500	$ $ $	— — —	— 7,500 15,000
Art Woldarski, Vice President—Purchasing(1)(3)	2003 2002 2001	$ $ $	234,995 215,000 185,000	$ $ $	— — —	— 5,000 10,000

(1)
Messrs. Splitek and Woldarski are key employees, but not executive officers of the company.

(2)
Mr. Willi joined the company in May 2001.

(3)
Mr. Woldarski joined the company in April 2000.

Employment Agreements

        We have entered into employment agreements with Uziel Frydman, Chairman of the Board, President and Chief Executive Officer, and Amir Frydman, Treasurer and Vice President—Marketing and Product Development. The terms of these agreements are for three years commencing on May 12, 1998. The agreements provide annual base salaries of $315,000 and $271,000 for Uziel Frydman and Amir Frydman, respectively, and are subject to annual increases. In addition, the employment agreements entitle the executives to a portion of a bonus pool as determined by the board of directors equal to 15% of our pre-tax net income in excess of certain incremental earnings targets. The base salary is subject to annual increases of the greater of the percentage increase in sales for the last year or 5% and may be reviewed for merit increases by the Compensation Committee. If either Uziel Frydman or Amir Frydman is terminated without cause or upon a change in control of Sherwood Brands, each is entitled to continue to receive his annual base salary for a period of three years, any accrued incentive compensation through the date of termination and certain other benefits. Each of the above listed executives is prohibited from competing with us for the duration of his respective employment agreement, and if terminated or upon voluntary resignation, for one year thereafter.

        Effective as of August 1, 2001, the employment agreements for Uziel Frydman and Amir Frydman were extended for an additional three year term (until July 31, 2004) on substantially the same terms and conditions as in effect under their respective employment agreements during the previous fiscal year. The annual base salaries payable to Uziel Frydman and Amir Frydman pursuant to the amended agreements were increased to $451,333 and $389,149, respectively, effective August 1, 2001, and are subject to annual increases. Under the amendments to the employment agreements, each of Uziel Frydman and Amir Frydman are entitled to participate in our 1998 Executive Compensation Incentive Plan. For fiscal years beginning on or after August 1, 2001, the bonus pool will be increased proportionately to the extent that earnings before interest, taxes, depreciation and amortization (EBITDA) in any year exceeds EBITDA for the fiscal year ended July 31, 2001.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during the fiscal year ended July 31, 2003 were Messrs. Douglas A. Cummins, Guy M. Blynn and Kenneth J. Lapiejko.

Corporate Governance Committee

        In January 2003, the board of directors approved the formation of a Corporate Governance Committee. The Corporate Governance Committee, composed of Messrs. Douglas A. Cummins, Guy M. Blynn and Kenneth J. Lapiejko, is responsible for developing and recommending to the board of directors and evaluating, from time to time, a set of corporate governance principles and policies applicable to the company. The Corporate Governance Committee also performs the functions of a nominating committee. The board of directors has determined that all members of the Corporate Governance Committee are independent. The Corporate Governance Committee did not meet during the fiscal year ended July 31, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        We did not grant any stock options or stock appreciation rights during the fiscal year ended July 31, 2003 to any of our executive officers or key employees named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL-YEAR END OPTION VALUES

        The following table sets forth information with respect to (i) the number of unexercised options held by the executive officers as of July 31, 2003 and (ii) the value as of July 31, 2003 of unexercised in-the-money options. No options were exercised by any of the executive officers in fiscal 2003.

	Number of Securities Underlying Unexercised Options at July 31, 2003		Value of Unexercised In-the-Money Options at July 31, 2003(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Uziel Frydman	217,984	—	$255,483	$0
Amir Frydman	211,906	—	$220,283	$0
Christopher Willi	15,000	7,500	$0	$0

(1)
Based on a per share price of $1.67, the closing price of the common stock as reported on the American Stock Exchange on July 31, 2003, minus the exercise price of the option, multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE REPORT

        The following report of the Compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The policy of the board of directors is to maintain executive compensation at competitive levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase shareholder value by improving our performance and profitability.

        The Compensation Committee reviews the base salaries of our executive officers annually, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. In determining our employee's overall compensation, the Compensation Committee also reviews certain compensation levels at other companies. Additional factors reviewed by the Compensation Committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance.

        Pursuant to our Compensation Committee policy, we annually review executive compensation. Bonuses, option grants and salary increases are considered in light of performance goals established by the Compensation Committee and the individual executive at the commencement of each year of the executive's employment. Further, the Compensation Committee places the majority of executive compensation in "at-risk" categories, including stock options and performance bonuses. The Compensation Committee has adopted a policy by which options granted pursuant to our 1998 Executive Incentive Compensation Plan will be issued with exercise prices set at the fair market value of our common stock at the time of issue. For the fiscal year ended July 31, 2003, no executive received any "at-risk" compensation as no stock options or performance bonuses were awarded.

        As Chairman, President and Chief Executive Officer, Mr. Uziel Frydman, is compensated pursuant to the terms of his employment agreement entered into in May 1998, as amended, as well as in compliance with our executive compensation policy. Mr. Frydman's compensation for the fiscal year ended July 31, 2003 was based on Mr. Frydman's performance of his duties and responsibilities as well as the financial performance of the Company. In accordance with his employment agreement, Mr. Frydman was entitled to participate in an executive bonus pool, the size of which varies annually based on our financial performance.

Submitted by the Compensation Committee of the Board of Directors.

  Guy M. Blynn
  Douglas A. Cummins
  Kenneth J. Lapiejko

EQUITY COMPENSATION PLAN INFORMATION

        This table summarizes share and exercise price information about our equity compensation plans as of July 31, 2003.

Plan Category	Number of securities to be issued	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,024,451	$2.98	458,882
Equity compensation plans not approved by security holders	0	0	0

Summary of our 1998 Executive Incentive Compensation Plan, as Amended

        The 1998 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by the board of directors. The board of directors, within the limitations of the 1998 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option.

        ISOs granted under the 1998 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant, or 110% of fair market value in the case of persons holding 10% or more of our voting stock. The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans and any related corporation) may not exceed $100,000. Non-qualified options granted under the 1998 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant. Options granted under the 1998 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of our voting stock). All options granted under the 1998 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

CERTAIN RELATED PARTY TRANSACTIONS

        On July 30, 2003, we obtained subordinated debt from Lana, LLC in the amount of $2,000,000. The members of Lana, LLC include Ilana Frydman, wife of our Chairman, President and Chief Executive Officer, Uziel Frydman. The subordinated debt bears interest at 16.575% with interest payable annually. The subordinated debt is collateralized by a security interest in our accounts receivable and inventory.

        Ilana Frydman, wife of our Chairman, President and Chief Executive Officer, Uziel Frydman, is a non-executive employee of the Company. For the fiscal year ended July 31, 2003, Mrs. Frydman was paid a salary of $162,000.

PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SHERWOOD BRANDS, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX AND THE S & P PACKAGED FOODS & MEATS INDEX

*
$100 invested on 7/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending July 31.

ANNUAL REPORT ON FORM 10-K

        We have mailed copies of our annual report with this proxy statement to holders of shares of Class A Common Stock and Class B Common Stock as of the record date, November 19, 2003. We will provide without charge, to each holder of shares of Class A Common Stock and Class B Common Stock as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended July 31, 2003 as filed with the SEC on the written request of any such holder addressed to our Corporate Secretary at Sherwood Brands, Inc., 1803 Research Boulevard, Suite 201, Rockville, Maryland, 20850.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all such reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been met.

GENERAL INFORMATION

        Other Matters.    The board of directors does not intend to present any matter for action at the annual meeting other than the matters described in this Proxy Statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

        Information Concerning Shareholder Proposals and Director Nominations.    Any shareholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the proxy statement for the 2004 Annual Meeting of Shareholders should submit the proposal in writing to the Corporate Secretary, Sherwood Brands, Inc., 1803 Research Boulevard, Suite 201, Rockville, Maryland, 20850. We must receive a proposal by July 5, 2004 in order to consider it for inclusion in the proxy statement for the 2004 Annual Meeting of Shareholders.

        Shareholders who wish to present director nominations or any other business at the 2004 Annual Meeting of Shareholders are required to notify the Corporate Secretary of their intent no later than September 5, 2004 and the notice must provide information as required in our bylaws. A copy of these requirements will be provided upon request in writing to the Corporate Secretary. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the proxy statement, nor does it apply to questions a shareholder may wish to ask at the meeting.

        We retain discretion to vote proxies we receive with respect to proposals received after September 5, 2004, provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

By Order of the Board of Directors,
Uziel Frydman Chairman of the Board

Rockville, Maryland
November 21, 2003

APPENDIX A

SHERWOOD BRANDS, INC. (the "Company")

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Purpose

        The purpose of the Audit Committee (the "Committee") shall be as follows:

  1.
  To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

  2.
  To provide assistance to the Board of Directors with respect to its oversight of:

  (a)
  The integrity of the Company's financial statements;

  (b)
  The Company's compliance with legal and regulatory requirements;

  (c)
  The independent auditor's qualifications and independence; and

  (d)
  The performance of the Company's internal audit function and independent auditors.

  3.
  To prepare the report that SEC rules require be included in the Company's annual proxy statement.

Composition

        The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors (1) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (2) discloses such determination in the Company's annual proxy statement.

Qualifications

        All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be a "financial expert" under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

Compensation

        No member of the Committee shall receive compensation other than (1) director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

Appointment and Removal

        The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

        Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

        In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

        The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, and the independent auditors to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company's financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

        All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

        The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company's by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

        In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

        The Committee shall be given full access to the Company's internal audit group, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

        Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the auditor's report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company's exposure to risk.

Documents/Reports Review

1.
Discuss with management and the independent auditors prior to public dissemination the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2.
Discuss with management and the independent auditors prior to the Company's filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

3.
Discuss with management and the independent auditors the Company's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4.
Discuss with management and the independent auditors the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.
Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6.
Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

7.
Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8.
Approve in advance any audit or non-audit engagement or relationship between the Company and the independent auditors, other than "prohibited nonauditing services," as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9.
Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

          (a)   At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the Company;

          (b)   Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

          (c)   Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

          (d)   Take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

10.
In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; (d) major issues as to the adequacy of the Company's internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company's management.

11.
Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12.
Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (b) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, and (iii) any "management"

  or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

13.
Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company's internal audit function.

Legal Compliance/General

14.
Review periodically, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

15.
Discuss with management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

16.
Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17.
Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

18.
Prepare all reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19.
Report regularly to the full Board of Directors. In this regard, the audit committee should review with the full board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

20.
The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21.
Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

        The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Limitation of Audit Committee's Role

        With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

SHERWOOD BRANDS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 9, 2004

        The undersigned hereby appoints Christopher J. Willi and Amir Frydman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sherwood Brands, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Sherwood Brands to be held at the Best Western Hotel, 1251 West Montgomery Avenue, Rockville, Maryland, on Friday, January 9, 2004, at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED ACCORDINGLY. MANAGEMENT RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

PROPOSAL ONE: Election of Directors.	/ / FOR all nominees listed below	/ / WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES ARE:    Uziel Frydman    Amir Frydman    Guy M. Blynn    Douglas A. Cummins    Kenneth J. Lapiejko

*To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

Exceptions:

(Continued and to be signed on other side)

Dated:

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

        Please vote, date and promptly return this Proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

SHERWOOD BRANDS, INC. 1803 Research Boulevard, Suite 201 Rockville, Maryland 20850
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held on January 9, 2004
2003 ANNUAL MEETING OF SHAREHOLDERS OF SHERWOOD BRANDS, INC.
PROXY STATEMENT
INFORMATION CONCERNING PROXY
PURPOSES OF THE MEETING
SECURITY OWNERSHIP
PROPOSAL ONE: ELECTION OF DIRECTORS
BOARD OF DIRECTORS COMMITTEES
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATED PARTY TRANSACTIONS
PERFORMANCE GRAPH
ANNUAL REPORT ON FORM 10-K
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
GENERAL INFORMATION
SHERWOOD BRANDS, INC. (the "Company") AMENDED AND RESTATED AUDIT COMMITTEE CHARTER